IFF

INTERNATIONAL FLAVORS & FRAGRANCES INC.
                       521 WEST 57th STREET, NEW YORK, N.Y. 10019 (212) 765-5500
================================================================================
CREATORS AND MANUFACTURERS OF FLAVORS, FRAGRANCES AND AROMA CHEMICALS
                                                             FAX: (212) 708-7132

                                  May 14, 1999

Mr. Philip P. Gaetano
226 Indian Rock Road
New Canaan, Connecticut 06840

Dear Phil:

     As we have discussed, you and International Flavors & Fragrances Inc. ("IFF" or the "Company") have agreed that it would be in your best interests, and those of the Company, for your employment with IFF to terminate and for you to pursue other business opportunities. This letter (this "Agreement") will set forth the terms of our agreement in connection with your separation from IFF.

     1. Your employment with IFF terminated on May 14, 1999 (the "Termination Date"). In that connection, please execute the letter of resignation as a Vice-President of IFF attached to this letter as Exhibit A. You also agree to execute such other resignations as a Trustee of the IFF Pension Plan and the IFF Retirement Investment Fund Plan as may be requested of you. From and after the Termination Date, you will continue to receive "Salary Continuation Payments" of $18,750 per month, your IFF salary at the date of your termination, through and including November 15, 1999. Thereafter, if at the beginning of any month through and including February 2000, you have not commenced new "Employment", as hereinafter defined, you will continue to receive Salary Continuation Payments for that month (the period during which you receive Salary Continuation Payments is hereinafter referred to as the "Severance Period"). Salary Continuation Payments will be made semi-monthly at the same times as compensation is paid to exempt employees of IFF. For

                                                           Mr. Philip P. Gaetano
                                                                    May 14, 1999
                                                               Page 2 of 5 Pages


          the purpose of this Agreement, "Employment" will mean your substantial full-time participation for compensation as an officer, director, employee, partner, principal, consultant or individual proprietor (whether or not as a Human Resources professional) in any entity or business.

     2. You may continue to use the IFF-provided automobile presently in your possession (the "Company Car") until December 31, 1999 under the same terms and conditions as it is currently provided to you. On December 31, 1999 you may either (a) return the Company Car to IFF, or (b) purchase the Company Car at its then depreciated value.

     3. Except as provided in the next sentence, you agree that the Salary Continuation Payments, right to purchase the Company Car and the "gross-up" of reimbursed expenses in connection with your relocation from Atlanta, Georgia to New Canaan, Connecticut (in accordance with Company policy) will be in lieu of all other monetary compensation to which you may be otherwise entitled in respect of your IFF employment, including but not limited to any incentive compensation in respect of 1999, whether under the Management Incentive Compensation Plan or otherwise. The IFF Compensation and Benefits Department will contact you with respect to the disposition of your Retirement Investment Fund Plan (including supplemental plan) accounts.

     4. At your election, you have not been and are not currently covered by the IFF Medical and/or Dental Plan (the "IFF Health Plans"). As a result, you acknowledge that neither you nor any or your dependents will have the ability to take advantage of the provisions of he Consolidated Omnibus Budget Reconciliation Act of 1986 to have the opportunity to continue medical and dental coverage under the IFF Health Plans for any period after the Termination Date.

     5. The life insurance coverage (including any coverage under the IFF Executive Death Benefit Plan) with which you have been provided as an active IFF employee will continue for the shorter of the Severance Period or until the end of the month in which you commence new

                                                           Mr. Philip P. Gaetano
                                                                    May 14, 1999
                                                               Page 3 of 5 Pages


          Employment. Such period is hereinafter referred to as the "Supplemental Benefits Period." You will have the right to convert the basic portion of such group life insurance into individual coverage without the need for a medical history or examination by contacting a Prudential agent of your choice within thirty-one (31) days after the expiration of the Supplemental Benefits Period. Metropolitan Life Insurance Company will contact you with respect to conversion of the Executive Death Benefit Plan portion of such life insurance coverage. Upon any conversion of either or both portions of such life insurance coverage, you will be solely responsible for all premiums.

     6. During the Supplemental Benefits Period, IFF will provide you, at no cost to you, with outplacement assistance to help you find a new position. The Company in its sole discretion will determine the nature of such outplacement assistance. You agree to provide reasonable assistance to IFF, at such reasonable times as it may be requested, in connection with the transition of your responsibilities as Vice-President, Human Resources, to those on whom such responsibilities may devolve.

     7. In the event of your death during the Severance Period, the Salary Continuation Payments will continue for the remainder of the Severance Period and will be paid to your legal representative.

     8. You agree and acknowledge that, as of the Termination Date, the Executive Severance Agreement dated January 4, 1999 between you and IFF terminated.

     9. Under your Security Agreement with IFF, a copy of which is attached to this Agreement as Exhibit B, and under applicable trade secret law, you are obliged to keep in confidence all IFF proprietary and confidential information, including that described above, and not to divulge it to others or to use it for your own purposes or in the service of any new employer. Both under your Security Agreement and under applicable law, this obligation continues not only while you are employed by IFF, but after cessation of that employment. In that connection, you acknowledge that during your IFF service, you have acquired proprietary and confidential knowledge and

                                                           Mr. Philip P. Gaetano
                                                                    May 14, 1999
                                                               Page 4 of 5 Pages


          information of IFF, including, but not limited to, business, technical, human resources and legal strategies, and the identity of IFF customers and suppliers. You agree to abide by the terms and conditions of the Security Agreement both during the Severance Period and thereafter, but such obligations will in no way be construed as a continuation of your IFF employment, which terminated on the Termination Date.

     10. Upon your leaving the employ of IFF you are also required to deliver to IFF all notes, memoranda, records, files or other papers, including all copies thereof, in your custody or control and relating to any IFF proprietary and confidential knowledge or information, or any such information of IFF customers or suppliers (collectively, "IFF Documents"). You hereby acknowledge that you have delivered to IFF all IFF Documents.

     11.  You and IFF agree:

          (a) At no time will you in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, that would cause any director, officer, employee or representative of IFF, or any third party, including but not limited to suppliers, customers and competitors of IFF, to lower his, her or its perception about the integrity, public or private image, professional competence, or quality of products or service, of IFF or of any officer, director, employee or other representative of IFF. IFF and you will agree on a written form of reference from IFF that you may use with any prospective employer. Other than that reference, if IFF is asked by a prospective employer for a reference with respect to a new position for which you are being considered, without your prior written consent the Company will do no more than confirm your dates of employment and your salary history. You hereby acknowledge that your breach of any of Sections 9, 10 or 11 will entitle the Company (i) immediately to terminate any payment or other benefit then being made or provided to you or otherwise due to you under this letter agreement (except for any amounts then due to you in respect of your RIFP accounts) and (ii) to injunctive relief.

                                                           Mr. Philip P. Gaetano
                                                                    May 14, 1999
                                                               Page 5 of 5 Pages


          (b) At no time will any director, officer, employee or other representative of IFF in any way denigrate, demean or otherwise say or do anything, whether in oral discussions or in writing, that would cause any other director, officer, employee or representative of IFF, or any third party, including but not limited to suppliers, customers and competitors of IFF, to lower his, her or its perception about your integrity, public or private image or professional competence.

     12. Please sign and return the Release attached to this Agreement as Exhibit C. This Agreement will take effect only upon your execution of this Agreement and Exhibits A and C.

     13. This Agreement will be governed by and interpreted in accordance with New York law.


     Please sign and date both copies of this letter in the space provided below and return one fully executed copy, together with the executed letter of resignation and the Release. The other copy is for your records.

     Phil, we wish you the best for the future.

                                           Sincerely yours,

                                           INTERNATIONAL FLAVORS &
                                             FRAGRANCES INC.


                                           By: /s/ EUGENE P. GRISANTI
                                               -----------------------
                                               Eugene P. Grisanti
                                               Chairman, President and
                                               Chief Executive Officer


AGREED AND ACCEPTED:


/s/ PHILIP P. GAETANO
    ------------------
    Philip P. Gaetano
    June 22, 1999

                                                                       EXHIBIT A


                                  May 14, 1999


Stephen A. Block, Esq.
Vice-President and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019

Dear Mr. Block:

     I hereby resign as a Vice-President of International Flavors & Fragrances Inc., effective immediately.

                                           Very truly yours,

                                           /s/ PHILIP P. GAETANO
                                               -------------------
                                               Philip P. Gaetano

                                                                       EXHIBIT B

                             IFF SECURITY AGREEMENT

                    International Flavors & Fragrances, Inc.
                    521 West 57th Street, New York, NY 10019

In consideration of my employment by IFF or any of its subsidiaries (herein together called IFF), I hereby agree as follows:

1. I acknowledge that in the course of my employment by IFF, I may have access to, acquire or gain confidential knowledge or information (i) with respect to formulae, secret processes, plans, devices, products, computer programs and other intangible property, know-how and other data belonging or relating to IFF or belonging to a customer or supplier of IFF, or (ii) with respect to the identity of customers of IFF, and the identity of products and the quantity and prices of the same ordered by such customers. I acknowledge that all such information is the sole property of IFF or its customer or supplier, and I shall treat it as set forth below.

2. I shall keep confidential all such knowledge or information described above and shall not divulge it to others nor use it for my own private purposes or personal gain, without the express written consent of IFF. This obligation on my part shall continue during and after the period of my employment by IFF.

3. Upon termination of my employment, or at any time IFF may request, I shall deliver to IFF all notes, memoranda, formulae, records, files or other papers, tapes, discs or programs, and copies thereof, in my custody relating to any such knowledge or information described above to which I have had access or which I may have developed during the term of my employment.

4. I shall not, without the prior written permission of IFF, after leaving the employ of IFF for any reason, work for others, or for my own account, on any of the secret processes, formulae or programs on which I have worked or to which I have had access while in the employ of IFF.

5. Any invention, formula, process, product, program, idea, discovery and improvement conceived or developed by me within the period of my employment, relating to any activity engaged in by IFF, shall be the sole and exclusive property of IFF and I shall promptly communicate to IFF full information with respect to any of the foregoing conceived or developed by me. I shall execute and deliver all documents and do all other things as shall be deemed by IFF to be necessary and proper to effect the assignment to IFF of the sole and exclusive right, title, and interest in and to all such inventions, formulae, processes, products, programs, ideas, discoveries, and improvements and patent applications and patents thereon.

6. I understand and agree that IFF has no interest in and will not accept divulgence to it of any confidential knowledge or information which is the property of any previous employer or other third party. Notwithstanding any other paragraph of this agreement, I shall not communicate any such confidential knowledge or information to IFF nor use the same during the course of my employment.


12/8/98                 /s/ PHILIP P. GAETANO
----------              ------------------------------
date                    signature

                                                                       EXHIBIT C

                                     RELEASE

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Philip P. Gaetano, of 226 Indian Rock Road, New Canaan, Connecticut 06840 (hereinafter referred to as "Employee"), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by International Flavors & Fragrances Inc., a New York corporation with a place of business at 521 West 57th Street, New York, New York 10019 (hereinafter referred to as "IFF Inc."), as such benefits are set forth in a Letter Agreement dated May 14, 1999, a copy of which is annexed hereto as Annex A, DOES HEREBY AGREE TO RELEASE and DOES HEREBY RELEASE IFF Inc. and all of its subsidiaries and affiliates and their respective directors, officers and employees (hereinafter referred to as "Releasees") from all "Claims", as hereinafter defined, and Employee agrees never to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

     As used in this Release, the term "Claims" means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees as to any matters occurring or arising on or before the date this Release is executed by Employee. The Claims Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, and any Claims for wrongful discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of employee's employment with IFF Inc. or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date
(1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. (ss) 2000e et seq. (race, color, religion, sex and national origin discrimination); (2) Section 1981 of the Civil Rights Act of 1866, 42 U.S.C. (s) 1981 (race discrimination); (3) the Age Discrimination in Employment Act, 29 U.S.C. (s) 621-634 (age discrimination); (4) the Equal Pay Act of 1963, 29 U.S.C. (s) 206 (equal pay); (5) Executive Order 1246 (race, color, religion, sex and national origin discrimination); (6) Executive Order 11141 (age discrimination); (7) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C.
(ss) 701 et seq. (handicap discrimination); (8) the Employee Retirement Income Security Act of 1974, 29 U.S.C. (ss) 1001 et seq. (retirement matters); and (9) any applicable Connecticut, New York or New Jersey statute, regulation or ordinance relating to employment terminations that may be discriminatory or otherwise in contravention of public policy.

     Employee hereby represents that he has not filed any complaints, charges or lawsuits against any Releasee with any governmental agency or any court; that he will not file or pursue any at any time hereafter; and that if any such agency or court assumes jurisdiction of any complaint, charge or lawsuit, against any Releasee on behalf of employee, he will request such agency or court to withdraw the matter. Neither this Release nor the undertaking in this paragraph shall limit Employee from pursuing Claims for the sole purpose of enforcing his rights under Annex A or under any employment or retiree benefit plan or program of IFF Inc.

     Employee hereby represents that he has been given a period of twenty-one
(21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 21-day period as he wishes prior to signing.

     Employee is advised that he has the right to and should consult with an attorney before signing this Release. Employee understands that whether or not to do so is the Employee's decision. Employee has exercised his right to consult with an attorney to the extent, if any, that he desired.

     Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to Stephen
A. Block, Vice-President, Law & Regulatory Affairs, and Secretary, IFF Inc., 521 West 57th Street, New York, New York 10019. For such revocation to be effective, written notice must be received by Mr. Block not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Letter Agreement described in Annex A shall be null and void.

     Employee understands and acknowledges that IFF Inc. has not made any promises to or representations other than those in Annex A.

     EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS RELEASE, UNDERSTANDS IT AND IS VOLUNTARILY EXECUTING IT.

     (PLEASE READ THIS RELEASE CAREFULLY. IT COVERS ALL KNOWN AND UNKNOWN
CLAIMS.)

     Executed at New Canaan, CT, on June 22, 1999.


                                            /s/ PHILIP P. GAETANO
                                            ---------------------
                                                Philip P. Gaetano

STATE OF CONNECTICUT )
                     ) ss: New Canaan
COUNTY OF FAIRFIELD  )

Subscribed and sworn to before
me this 22nd day of June, 1999
by the said Philip P. Gaetano
known to me.

JAYNE S. WALLBRUNN
------------------
 Notary Public

My Commission expires on

---------------, -------


[GRAPHICAL REPRESENTATION OF
NOTARY PUBLIC SEAL]